UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2017

Old Line Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-50345	20-0154352
(State or other jurisdiction) of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 301-430-2500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends and restates in its entirety the Current Report on Form 8-K filed by Old Line Bancshares, Inc. (the “Registrant”) on September 27, 2017 (the “Original Report”) in which the Registrant reported its entry into an Agreement and Plan of Merger (the “Merger Agreement”) with Bay Bancorp, Inc. This Amendment is being filed to file a copy of the Merger Agreement and the related form of Support Agreement entered into between the Registrant and certain members of the board of directors and the largest stockholder of Bay Bancorp, Inc., and to check the box on the cover page of the Report to indicate that the information filed herein shall be deemed filed under Rule 425 of the Securities Act of 1933. This Amendment sets forth the complete text of the Original Report as amended hereby, which supersedes and replaces the text of the Original Report in its entirety.

Section 1 - Registrant’s Business and Operations

Item 1.01
Entry into a Material Definitive Agreement.

On September 27, 2017, Old Line Bancshares, Inc., a Maryland corporation (“Old Line”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bay Bancorp, Inc., a Maryland corporation (“Bay”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Bay will merge with and into Old Line, with Old Line continuing as the surviving entity (the “Merger”). Immediately following the consummation of the Merger, Bay Bank, FSB, a federal savings bank and wholly-owned subsidiary of Bay (“Bay Bank”), will merge with and into Old Line Bank, a trust company with commercial banking powers chartered under the laws of the State of Maryland and wholly-owned subsidiary of Old Line, with Old Line Bank continuing as the surviving bank. The Merger Agreement was approved by the board of directors of each of Old Line and Bay.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each outstanding share of Bay common stock will be converted into the right to receive shares of Old Line common stock. The number of shares of Old Line common stock for which shares of Bay common stock will be exchanged in the Merger, which we refer to as the “Per Share Consideration,” will vary depending on the volume weighted average closing prices of Old Line common stock for the 20 trading days prior to the five trading days prior to the closing date of the Merger, which we refer to as the “Average Price.” Such calculation will be made as follows:

1)
If the Average Price is between $25.66 and $29.15, then the Per Share Consideration will be equal the number of shares of Old Line common stock determined by dividing $11.80 by the Average Price;

2)
If the Average Price is $29.16 or above, then the Per Share Consideration will equal 0.4047 shares of Old Line common stock; and

3)
If the Average Price is $25.65 or below, then the Per Share Consideration will equal 0.4600 shares of Old Line common stock (such number, in any of (1), (2) or (3), is also referred to as the “Exchange Ratio”).

The Exchange Ratio is subject to customary anti-dilution adjustments in the event of stock splits, stock dividends, recapitalizations and similar transactions involving Old Line common stock. In addition, the Exchange Ratio is subject to increase in the event of favorable resolution of certain pending litigation and outstanding loans. The Exchange Ratio will be increased to give effect to (1) the after-tax income that Bay and/or Bay Bank recognize from the settlement of the lawsuit captioned Lois F. Lapidus, et al. v. Bay Bank, FSB, No. RDB 16-03260 (the “Lawsuit”), and (2) subject to the limitation described below, any after-tax income that Bay and/or Bay Bank recognize from the resolution of certain loans (the “Net Loan Recovery Amount”). In the case of the Lawsuit, the amount of the increase will be determined by (a) dividing such after-tax income by the number of shares of Bay common stock outstanding immediately prior to the effective date of the Merger (the “Effective Date”), and (b) dividing that amount by the Average Price. In the case of loan resolutions, any increase will be calculated by (x) dividing the Net Loan Recovery Amount by the number of shares of Bay common stock outstanding immediately prior to the Effective Date, and (y) dividing that amount by the Average Price; provided, however, that if Bay’s consolidated net loan and lease charge-offs between August 4, 2017 and the Effective Date exceeds $226,000, then the Net Loan Recovery Amount will be reduced by such excess, subject to a cap of $500,000.

We understand that on September 26, 2017, Bay Bank received insurance proceeds in the amount of $1,442,609 in connection with Bay Bank’s settlement of the Lawsuit. Bay Bank expects to recognize $984,750 in after-tax income related to such settlement prior to the Effective Date, and as a result, we expect the Exchange Ratio to increase as a result.

Options to purchase Bay common stock that are outstanding at the Effective Date will be converted into the right to receive cash in the amount determined by multiplying (1) the number of shares of Bay common stock issuable upon the exercise of such option by (2) the difference between (A) the Average Price multiplied by the Per Share Consideration and (B) the exercise price per share of Bay common stock issuable upon the exercise of such option.

Old Line has agreed to elect three current members of Bay’s board of directors to serve on the Old Line and Old Line Bank boards of directors after the Merger, including Joseph J. Thomas, Bay’s President and Chief Executive Officer, Eric D. Hovde, who serves as Chairman of the boards of directors of both Bay and Bay Bank, and a third director to be determined by the mutual agreement of Old Line and Bay at a later date.

The Merger Agreement contains customary representations and warranties from both Old Line and Bay that are qualified by the confidential disclosures provided to the other party in connection with the Merger Agreement.

Bay has agreed to various customary covenants and agreements, including (1) to conduct its business in the ordinary course in all material respects during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (2) not to engage in certain kinds of transactions or take certain actions during this period (without the prior written consent of Old Line) and (3) to convene and hold a meeting of its stockholders to consider and vote upon the Merger. In addition, subject to certain limited exceptions, Bay is subject to restrictions on its ability to solicit or facilitate alternative acquisition proposals from third parties.

Old Line has agreed to various customary covenants and agreements, including, among others, (1) not to take certain actions during the interim period between the execution of the Merger Agreement and the consummation of the Merger that could frustrate the closing of the Merger (without the prior written consent of Bay), and (2) to convene and hold a meeting of its stockholders to consider and vote upon the Merger.

Completion of the Merger is subject to various conditions, including, among others, (1) approval of the Merger by Bay’s and Old Line’s stockholders, (2) effectiveness of the registration statement on Form S-4 to be filed by Old Line with the U.S. Securities and Exchange Commission (the “SEC”) to register the offer and sale of the shares of Old Line common stock to be issued in the Merger, (3) the filing of any required forms with The NASDAQ Stock Market, LLC in connection with the issuance of the shares of Old Line common stock to be issued in the Merger and the completion of any review of such forms, and (4) receipt of required regulatory approvals without the imposition of any condition or requirement that would, in the good faith reasonable judgment of the board of directors of either Bay or Old Line, constitute a Burdensome Condition (as such term is defined in the Merger Agreement) or so otherwise materially and adversely impact the economic or business benefits to Bay or Old Line, as applicable, of the transactions contemplated by the Merger Agreement as to render consummation of the Merger inadvisable. Each party’s obligation to consummate the Merger is also subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (2) performance in all material respects by the other party of its obligations, (3) no more than 10% of the outstanding shares of Bay’s common stock shall have been qualified by their owners for appraisal rights under Maryland law with respect to the Merger (with respect to Old Line’s obligation only), (4) there shall not have occurred, since the date of the Merger Agreement, a Material Adverse Effect (as such term is defined in the Merger Agreement) with respect to Old Line or Old Line Bank, on the one hand, or Bay or Bay Bank, on the other hand, and (5) the receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement, in addition to providing that the parties can mutually agree to terminate the Merger Agreement, contains certain termination rights for Old Line and Bay, as the case may be, including upon: (1) final, non-appealable denial of required regulatory approvals or consents; (2) the failure of the Merger to be completed by April 30, 2018, or June 30, 2018 if such failure is because of a failure to obtain any required regulatory approval or consent (unless caused by a material breach of the Merger Agreement by the party seeking to terminate); (3) a breach by the other party that is not or cannot be cured within 30 days’ notice of such breach if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement (provided that if the breach can be cured within 60 days’ notice, the cure period will be 60 days);(4) failure of Bay’s stockholders or Old Line’s stockholders to approve the Merger; (5) if the Bay board of directors withdraws, changes or modifies its recommendation to its stockholders in any manner adverse to Old Line regarding the Merger Agreement or the Merger or approves or announces an intention to enter into an alternative transaction; (6) if the Old Line board of directors withdraws, changes or modifies its recommendation to its stockholders in any manner adverse to Bay regarding the Merger Agreement or the Merger; (7) the Bay board of directors has made a determination to accept a Superior Proposal or has entered into an agreement with respect to a Superior Proposal; (8) (a) Old Line or Old Line Bank enter into an agreement with a view to being acquired by, or effecting a business combination, as a result of which Old Line is not the surviving entity or Old Line’s directors, as of the date of the Merger Agreement, do not comprise the majority of the surviving entity’s board of directors, with any entity other than Bay or Bay Bank and (b) the Bay board of directors determines that, after considering the advice of counsel and its financial advisers, such transaction is not in the best interests of Bay’s stockholders (provided that Bay must exercise this termination option within 30 calendar days after Old Line is required to file a Current Report on Form 8-K regarding events triggering this termination option); (9) if any required regulatory approval or consent is granted but contains or would result in the imposition of a Burdensome Condition and there is no meaningful possibility that such consent or approval could be revised prior to June 30, 2018 so as not to contain or result in a Burdensome Condition; or (10) the enactment of any law or the imposition of any decree, injunction, judgment, order, ruling or writ that prohibits consummation of the Merger. A “Superior Proposal” is a third party unsolicited bona fide written proposal to enter into an agreement with Bay on terms that the Bay board of directors determines in its good faith judgment, after consultation with and having considered the advice of its outside legal counsel and financial advisers: (1) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of Bay common stock or all, or substantially all, of the assets of Bay and Bay Bank on a consolidated basis; (2) would result in a transaction that involves consideration to Bay’s stockholders that is more favorable than the consideration to be paid to Bay’s stockholders pursuant to the Merger Agreement (taking into account all legal, financial, regulatory and other aspects of such proposal and the entity making such proposal); (3) is not conditioned on obtaining financing (and with respect to which Bay has reasonably assured itself of such entity’s ability to fully finance its proposal);and (4) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of such proposal.

In addition, if at any time during the five trading days before the Effective Date, the volume-weighted average closing price of Old Line common stock during the 20 prior trading days is less than 90% of $27.00, and the decrease in such price is more than 15% lower than the change in the average of NASDAQ Bank Index prices for the 20 consecutive trading days ending on the trading day prior to the determination date (the “Final Index Price”) relative to the NASDAQ Bank Index closing price as of the date the Merger Agreement was executed, then Bay may terminate the Merger Agreement, however, Old Line would then have the option to increase the Exchange Ratio so that the Per Share Consideration is an amount that equals the lesser of (a) the product of the Old Line Starting Price, 90% and the Exchange Ratio (which at that point would be 0.4600) or (b) (i) the Final Index Price divided by the NASDAQ bank index closing price as of the date the Merger Agreement was executed, multiplied by (ii) 85% and by the Old Line 20 day volume-weighted average price, divided by (iii) the quotient of the Old Line 20 day volume-weighted average price divided by the Old Line Starting Price (the “OLBK Ratio”), in which case no termination will take place.

Upon termination of the Merger Agreement by Old Line pursuant to any of clauses (1), (2), (3) or (5) above, or by Old Line or Bay pursuant to clause (7) above, assuming in the case of (1) and (2) that such failure is due to the knowing, willful and intentional actions or inactions of Bay or Bay Bank and provided that in the case of (1), (2) and (5) that Old Line is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement, Bay will be obligated to pay Old Line a termination fee equal to $5,076,000 (the “Termination Fee”). If Bay terminates the Merger Agreement pursuant to any of clauses (1), (2), (3) or (6) above, assuming in the case of (1) and (2) that such failure is due to the knowing, willful and intentional actions or inactions of Old Line or Old Line Bank, and in the case of (1), (2) and (6) that Bay is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement, then Old Line will be obligated to pay Bay the Termination Fee.

The foregoing description of the Merger Agreement is only a summary of its material terms, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which will be filed as an exhibit to an amendment to this Current Report on Form 8-K. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties (1) will not survive consummation of the Merger, unless otherwise specified therein, and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement except as a result of fraud or a knowing breach as of the date of the Merger Agreement, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement to be filed with an amendment to this filing will be included only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Old Line or Bay, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Old Line or Bay, their respective affiliates or their respective businesses that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a joint proxy statement of Bay and Old Line and a prospectus of Old Line, as well as in the Forms 10-K, Forms 10-Q and other filings that Old Line and Bay make with the SEC.

Concurrently with the execution of the Merger Agreement, each of Bay’s directors and H Bancorp LLC, Bay’s largest stockholder, entered into support agreements with Old Line pursuant to which they have agreed, subject to the terms set forth therein, to vote their shares of Bay common stock that they are entitled to vote for the Merger and related matters and to become subject to certain transfer restrictions with respect to their holdings of Bay common stock. The foregoing summary of the support agreements does not purport to be complete and is qualified in its entirety by the text of such agreements, the form of which will be filed as an exhibit to an amendment to this Current Report on Form 8-K.

Important Additional Information.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Old Line will file with the SEC a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents regarding the proposed transaction. These materials will set forth complete details of the Merger. Stockholders and investors of Old Line and Bay are urged to read the registration statement and the joint proxy statement/prospectus when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Old Line, Bay and the proposed transaction.

Investors and security holders of Old Line Bancshares and Bay Bancorp will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov. Copies of the documents filed with the SEC by Old Line will be available free of charge on Old Line’s website at www.oldlinebank.com under the tab “Investor Relations” and then under the heading “SEC Filings.” Security holders of Old Line may also obtain such documents free of charge by requesting them in writing to Old Line Bancshares, Inc., 1525 Pointer Ridge Place, Bowie, Maryland 20716, Attention: Investor Relations. Security holders of Bay may access the final joint proxy statement/prospectus and any documents filed by Bay with the SEC free of charge from the SEC’s website noted above or at Bay’s website at www.baybankmd.com under the tab “About Us” and then the tab “Investor Relations” and then under the heading “SEC Filings,” or by requesting them in writing to Bay Bancorp, Inc., 7151 Columbia Gateway Drive, Suite A, Columbia, Maryland 21046, Attention: Investor Relations. Investors and security holders may also read and copy any reports, statements and other information filed by Old Line with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington DC. Information about the operation of the SEC Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The information on these websites are not, and shall not be deemed to be, a part of this report or incorporated into other filings that Old Line or Bay Bancorp make with the SEC.

Old Line, Bay and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Old Line and Bay in connection with the Merger. Information regarding the interests of these participants and other persons who may be deemed participants in the Merger may be obtained by reading the joint proxy statement/prospectus regarding the Merger when it becomes available. Additional information about the directors and executive officers of Old Line and their ownership of Old Line common stock is set forth in the definitive proxy statement for Old Line’s 2017 annual meeting of stockholders, as previously filed with the SEC on May 8, 2017 and available as noted above. Information about the directors and executive officers of Bay and their ownership of Bay common stock is set forth in the definitive proxy statement for Bay’s annual meeting of stockholders, as previously filed with the SEC on April 12, 2017.

Section 7 - Regulation FD

Item 7.01
Regulation FD Disclosure.

The joint press release announcing Old Line’s and Bay’s entry into the Merger Agreement, an investor presentation prepared in connection with the execution of the Merger Agreement, and the Form of Support Agreement are furnished herewith as Exhibits 99.1, 99.2 and 99.2, respectively.

Section 9 - Financial Statements and Exhibits.

Item 9.01
Financial Statements and Exhibits.

(d)
Exhibits:

2.1
Agreement and Plan of Merger, dated as of September 27, 2017, by and between Old Line Bancshares, Inc. and Bay Bancorp, Inc. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Old Line undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.)

99.1
Press release, dated September 27, 2017, of Old Line Bancshares, Inc. and Bay Bancorp, Inc. announcing execution of the Merger Agreement

99.2
Investor presentation ñ Overview of the Merger Agreement and the Merger Transaction

99.3
Form of Support Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: September 28, 2017	By:	/s/ Elise M. Hubbard
Elise M. Hubbard, Senior Vice President
and Chief Financial Officer